Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions Financial Highlights” in the Prospectuses of the Summit Global Investments, dated December 31, 2021, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information of Summit Global Investments, dated December 31, 2021, and to the incorporation by reference of our reports dated October 29, 2021 in the Registration Statement of The RBB Fund, Inc. (Form N-1A) (Post-Effective Amendment No. 287 to File No. 33-20827) with respect to the financial statements and financial highlights of SGI U.S. Large Cap Equity Fund, SGI U.S. Small Cap Equity Fund, SGI Small Cap Core Fund (formerly known as SGI Small Cap Growth Fund), SGI Global Equity Fund, SGI Peak Growth Fund, SGI Prudent Growth Fund and SGI U.S. Large Cap Equity VI Portfolio (seven of the portfolios constituting The RBB Fund, Inc.) (the “Funds”), included in the Funds’ Annual Reports to shareholders for the year/period ended August 31, 2021.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

December 29, 2021